UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 15, 2014 (July 1, 2014).

CTPARTNERS EXECUTIVE SEARCH INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (212) 588-3500
(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
On July 1, 2014, CTPartners Executive Search Inc. (the ”Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the acquisition of the Perth, Australia office of Park Brown International from an unrelated party. Under the terms of the contract, the Company paid $0.9 million of initial consideration at the closing. The Company expects to pay additional consideration based on the achievement of certain revenue metrics in the next three years. This amendment to the Original Report is being filed to provide information required by Item 2.01 of Form 8-K and  financial statements and pro forma financial information required by Item 9.01 of Form 8-K. Based on the acquired company’s  financial statements for the fiscal year ended June 30, 2014, which were made available to the Company after the closing, the pre-tax net income of the acquired company exceeded 20% of the Company's pre-tax income for the year ended December 31, 2013.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1 Share Sale and Purchase Agreement
23.1 Consent of McGladrey LLP, independent auditors, with respect to the audited financial statements of Park Brown International Pty Ltd.

99.1 Financial Statements of Park Brown International Pty Ltd
Independent Auditor's Report
Balance Sheet as of June 30, 2014
Statement of Income for the year ended June 30, 2014
Statement of Changes in Members' Equity for the year ended June 30, 2014
Statement of Cash Flows for the year ended June 30, 2014

99.2 Pro Forma Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2014
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CTPartners Executive Search Inc.
Date: September 15, 2014    By: /s/ William J. Keneally
William J. Keneally
Chief Financial Officer